Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2 of our report dated February 29, 2024, relating to the financial statements and financial highlights of ArrowMark Financial Corp., for the year ended December 31, 2023, which appear in this Form N-2. We also consent to the use in the Pre-Effective Amendment to the Registration Statement on Form N-2 of our report dated February 29, 2024, relating to the information under the heading “Senior Securities”.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 13, 2025